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                                                                      EXHIBIT 11

                                 October 1, 2001


[SunAmerica Letterhead]


SunAmerica Equity Funds
The SunAmerica Center
733 Third Avenue
New York, New York  10017-3204

Ladies and Gentlemen:

         I have acted as counsel for SunAmerica Equity Funds (the "Fund"), a Massachusetts business trust, in connection with the proposed acquisition by each separate investment portfolio of the Fund designated as an "Acquiring Fund" (each, an "Acquiring Fund" and, collectively, the "Acquiring Funds") in the Agreement and Plan of Reorganization dated September 28, 2001 (the "Agreement") by and between the Fund and North American Funds, a Massachusetts business trust ("NAF"), of all of the assets of the corresponding investment portfolio of NAF designated as an "Acquired Fund" (each, an "Acquired Fund" and, collectively, the "Acquired Funds") in the Agreement, in exchange solely for shares of the respective Acquiring Fund and such Acquiring Fund's assumption of all of the liabilities of the Acquired Fund. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Proxy Statement and Prospectus (as defined below).

         This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Class A, Class B, Class II and Class I shares of beneficial interest, of each of SunAmerica Balanced Assets Fund, SunAmerica Blue Chip Growth Fund, SunAmerica Growth Opportunities Fund, and SunAmerica Growth and Income Fund, par value $0.01 per share (the "Shares"), to be issued in each Reorganization.

         As counsel for the Fund, I am familiar with the proceedings taken by it in connection with the proposed authorization, issuance and sale of the Shares. In addition, I have examined and am familiar with the Declaration of Trust and the By-Laws of the Fund, in each case as amended, supplemented, and in effect on the date hereof. I have also examined a certificate issued by the Secretary of the Commonwealth of Massachusetts, certifying the existence of the Fund and that it is duly authorized to exercise the powers recited in its Declaration of Trust and to transact business in the Commonwealth of Massachusetts, and such other documents as I have deemed relevant to the matters referred to in this opinion.

         Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, and based on and subject to the foregoing examination, I am of the opinion that subsequent to the approval of the Agreement as set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and
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Prospectus"), the Shares, upon issuance in the manner referred to in the
Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Fund (except for certain possible liability of shareholders described in the Proxy Statement and Prospectus under "Proposals Nos. 2(a)-(d):
Approval of the Plans--Comparison of the Funds--Additional Information--Capital Stock").

         I am a member of the Bar of the State of Maryland. Insofar as any opinion expressed herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based on my review of the published statutes of such state, and, where applicable, published cases of the courts and rules or regulations of regulatory bodies of such state. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Proxy Statement and Prospectus constituting a part thereof.


                                                     Very truly yours,

                                                     /s/ Robert M. Zakem, Esq.

                                                     Robert M. Zakem, Esq.

                                                                      EXHIBIT 11

                                 October 1, 2001


[SunAmerica Letterhead]


SunAmerica Equity Funds
The SunAmerica Center
733 Third Avenue
New York, New York  10017-3204

Ladies and Gentlemen:

         I have acted as counsel for SunAmerica Equity Funds (the "Fund"), a Massachusetts business trust, in connection with the proposed acquisition by the separate investment portfolio of the Fund designated as the "Acquiring Fund" (the "Acquiring Fund") in the Agreement and Plan of Reorganization dated September 28, 2001 (the "NAF Agreement") by and between the Fund and North American Funds, a Massachusetts business trust ("NAF"), of all of the assets of each of the three corresponding investment portfolios of NAF designated as an "Acquired Fund" (each, a "NAF Acquired Fund" and, collectively, the
"NAF Acquired Funds") in the NAF Agreement, in exchange solely for shares of the Acquiring Fund and the Acquiring Fund's assumption of all of the liabilities of each NAF Acquired Fund.

         I have also acted as counsel for the Fund in connection with the proposed acquisition by the Acquiring Fund of all of the assets of the corresponding investment portfolio of SunAmerica Style Select Series, Inc., a Maryland corporation ("SunAmerica Style Select"), designated as the "Acquired Fund" (the "SunAmerica Acquired Fund") in the Agreement and Plan of Reorganization dated September 28, 2001 (the "SunAmerica Agreement"), by and between the Fund and SunAmerica Style Select, in exchange solely for shares of the Acquiring Fund and the Acquiring Fund's assumption of all of the liabilities of the SunAmerica Acquired Fund.

         Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Proxy Statements and Prospectuses (as defined below).

         This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Class A, Class B, Class II, and Class
I shares of SunAmerica International Equity Fund, par value $0.01 per share (the "Shares"), to be issued in each Reorganization.

         As counsel for the Fund, I am familiar with the proceedings taken by it in connection with the proposed authorization, issuance and sale of the Shares. In addition, I have examined and am familiar with the Declaration of Trust and the By-Laws of the Fund, in each case as amended, supplemented, and in effect on the date hereof. I have also examined a certificate issued by the Secretary of the Commonwealth of Massachusetts, certifying the existence of the Fund and that it is duly authorized to exercise the powers recited in its Declaration of Trust and to transact business in the Commonwealth of Massachusetts, and such other documents as I have deemed relevant to the matters referred to in this opinion.

         Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, and based on and subject to the foregoing examination, I am of the opinion that subsequent to the approval of the NAF Agreement and the SunAmerica Agreement as set forth in the proxy statements and prospectuses constituting a part of the Registration Statement (the "Proxy Statements and Prospectuses"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Fund (except for certain possible liability of
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shareholders described in the Proxy Statements and Prospectuses under "Proposals
Nos. 2(a)-(b): Approval of the Plans - Comparison of the Funds - Additional Information - Capital Stock").

         I am a member of the Bar of the State of Maryland. Insofar as any opinion expressed herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based on my review of the published statutes of such state, and, where applicable, published cases of the courts and rules or regulations of regulatory bodies of such state. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Proxy Statement and Prospectus constituting a part thereof.


                                                     Very truly yours,

                                                     /s/ Robert M. Zakem, Esq.

                                                     Robert M. Zakem, Esq.